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                                   EXHIBIT 3.1

                          ARTICLES OF INCORPORATION OF
                              VITECH AMERICA, INC.



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                                STATE OF FLORIDA
                              DEPARTMENT OF STATE





                    I certify the attached is a true and correct copy of the Articles of Incorporation of VITECH
                    AMERICA, INC., a Florida corporation, filed on June 24, 1993, as shown by the records of this office.

                    The document number of this corporation is P93000045800.








                                              Given under my hand and the
                                            Great Seal of the State of Florida,
                                           at Tallahassee, the Capital, this the
                                              Twenty-ninth day of June, 1993



       [SEAL]                                         /s/  Jim Smith
   CR2EQ22 (2-91)                                   ----------------------
                                                           Jim Smith
                                                      Secretary of State

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                            ARTICLES OF INCORPORATION

                                       OF

                              VITECH AMERICA, INC.



         The undersigned subscriber to these Articles of Incorporation, being a natural person competent to contract, hereby declares that these Articles of Incorporation are being executed, for the purpose of forming a body corporate under and by virtue of the laws of the State of Florida, and specifically under and by virtue of the provisions of Chapter 607, Florida Statutes.

                                    ARTICLE I
                            NAME AND PRINCIPAL OFFICE

         The name of the corporation shall be VITECH AMERICA, INC. and its principal office shall be located at 8807 N.W. 23rd Street, Miami, Florida 33172.

                                         ARTICLE II
                                     PURPOSE AND POWERS

         A. This corporation shall have all of the powers conferred upon general corporations pursuant to the statutes of the State of Florida, as amended; and

         B. Without limiting the generality of the foregoing, this corporation shall have the following purposes and objects, to-wit:

                       (1) To purchase, lease, exchange, sell, import, export or otherwise dispose of or acquire all types and kinds of property, both real and personal, in the State of Florida and elsewhere.

                       (2) To conduct business in, have one or more offices in, and buy, hold, mortgage, sell convey, lease, and otherwise dispose of real and personal




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                             property, including franchises, patents,
                             copyrights, trademarks, secret processes and licenses, in the State of Florida and in all other states and countries.

                        (3) To contract debts and borrow money, issue and sell or pledge bonds, debentures, notes and other evidences of indebtedness, and execute such mortgages, transfers of corporate property, or other instruments to secure the payment of corporation indebtedness as may be required.

                        (4) To guarantee, endorse, purchase, hold, sell, transfer, mortgage, pledge or otherwise acquire or dispose of the shares of the capital stock of or any bonds, securities, or other evidences of indebtedness created by, any other corporation of the State of Florida or any other state or government, and while the owner of such stock to exercise all rights, powers and privileges of ownership, including the right to vote such stock.

                        (5) To enter into, make, perform, and carry out contracts of every sort and kind which may be necessary or convenient for the business of this corporation, or business of a similar nature, with any person, firm, corporation, or body politic under the government of the United States, or any state or territory as the same is permitted by law.

                        (6) To do all and everything necessary, suitable or proper for the accomplishment of any of the objects or the furtherance of any of the powers hereinbefore set forth, either alone or in connection with other corporations, firms, or individuals, and either as principal or agent, and to do every other act or acts, thing or things, incidental or appurtenant to or growing out of or connected with the aforesaid objects, purposes or powers, or any of them.

                        (7) To engage in any other business, or do any and all acts and things incident to or which the Board of Directors may deem necessary in the carrying out of the success of any business which may now or hereafter be conducted by this corporation.






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                                   ARTICLE III
                                  CAPITAL STOCK

         The maximum number of shares of stock which may be issued by the corporation shall be One Thousand (1000) shares of common stock.

                                   ARTICLE IV
                                REGISTERED AGENT

         The name and street address of the initial registered agent and registered office of this corporation shall be PHILIP TATICH, Suite 200, The Maitland Green Building, 601 South Lake Destiny Road, Maitland, Florida 32751.

                                    ARTICLE V
                                TERM OF EXISTENCE

         This corporation shall have perpetual existence to commence upon the subscription and acknowledgment of these Articles of Incorporation.

                                   ARTICLE VI
                               BOARD OF DIRECTORS

         The business of this corporation shall be managed and its corporate powers exercised by a Board consisting of one (1) or more Directors, to be fixed from time to time as provided in the By-Laws of the corporation. The members of the Board of Directors shall be elected in the manner set forth in said By-Laws at the annual meeting of the shareholders of this corporation and said officers shall be elected by the Board of Directors at any meeting held for that purpose.




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                                   ARTICLE VII
                                   SUBSCRIBER

         The name and street address of the subscriber to these Articles of Incorporation, and the number of shares of stock which each subscribe, is as follows, to-wit:

                 Name and Address                 Number of Shares
                 ----------------                 ----------------

                 Philip Tatich                          1000
                 601 South Lake Destiny Road
                 Suite 200
                 Maitland, Florida     32752


                                  ARTICLE VIII
                          MANAGEMENT OF THE CORPORATION

         The business of this corporation shall be conducted by a Board of Directors and by a President, a Secretary, and such other officer or officers as the Board of Directors from time to time and at any time determine to be necessary or advisable.

                                   ARTICLE IX
                               PAYMENT FOR STOCK

         The capital stock of this corporation shall be issued as fully paid stock and shall not be subject to assessment for the payment of debts of this corporation or for any other purpose. All payments for stock of the corporation may be payable in lawful money of the United States of America; provided, however, that any designated portion of the stock shall be payable in other property and/or services at a just valuation to be fixed by a majority agreement of the Directors of the corporation at a meeting called for the purpose of establishing such valuation. Shares of stock shall be transferable only in the manner prescribed in the By-Laws and every person becoming a shareholder by such transfer shall acquire the rights and liabilities of the prior holder.

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                                    ARTICLE X
                           REGULATION OF THE BUSINESS

         The following provisions for the regulation of the business and for the conduct of the affairs of the corporation and for creating, dividing, limiting, and regulating the powers of this corporation, its shareholders, officers and directors are hereby adopted as a part of these Articles of Incorporation.

                        A. This corporation shall have the power to include in its By-Laws any regulatory or restrictive provisions relating to the proposed sale, transfer or other disposition of any and all of its authorized and outstanding stock, or both, by and of its shareholders, their respective heirs, executors, administrators, successors or assigns, as the case may be; provided, however, that no such regulatory or restrictive provisions shall affect the rights of third parties without actual knowledge thereof unless notice of such provisions shall be given upon the certificate evidencing the ownership of said stock or as provided in the By-Laws.

                        B. Any holder or holders of shares of the stock of this corporation may include in agreements among themselves limitations upon the transfer of assignment of such shares, and this corporation may become a party to any such agreement or agreements.

                        C. This corporation shall have the power to enter into, or become a partner in, any arrangement for sharing profits, union or interest, cooperation, joint-venture or otherwise, with any person, firm, corporation or other entity now carrying on or contemplating carrying on any business which this corporation has direct or incidental authority to pursue.

                        D. This corporation shall have the power to amend, alter, change, or repeal any provisions of these Articles of Incorporation, subsequently to be known as its Certificate of Incorporation, as from time to time amended, in form or substance when proposed


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                             and approved by its Board of Directors and approved
                             at any meeting of the shareholders by the holders of not less than a majority of its outstanding stock entitled to be voted.

                         E. The Board of Directors of this corporation shall have the power to authorize and cause to be executed mortgages and liens upon real and personal property owned, either legally or equitably, by this corporation, to fix the amount to be reserved as working capital over and above the capital stock paid in; to determine the conditions, times and places when the books of this corporation can be examined, except as otherwise conferred by statutes of the State of Florida; and to sell, lease, or exchange all of the property or assets essential to the business of this corporation upon such terms and conditions as a majority of the whole Board of Directors deems expedient and in the best interest of this corporation.

                        F. This corporation may, in its By-Laws, confer powers upon its Directors in addition to any conferred herein and in any addition to the powers and authorities expressly conferred upon it by statutes of the State of Florida.

                        G. Every Director and every officer of this corporation, every former Director and every former officer of this corporation, and every person who may have served at the request of this corporation as a Director or officer of another corporation in which this corporation owns shares of capital stock or of which it is a creditor, and the heirs, executors, administrators or assigns of all the persons above listed shall be indemnified by this corporation against expenses actually and necessarily incurred by him in connection with the defense of any action, suit or proceeding to which he may be made a party by reason of his being or having been a Director or officer of this corporation or of such other corporation regardless of whether or not he continues to be a Director or officer at the time of incurring such expenses, except with respect to matters as to which he shall be finally adjudged in such action, suit, or proceeding to be liable for negligence or misconduct in the performance of his duty. The foregoing right of indemnification shall not be exclusive of other rights to which such person may be entitled by law or otherwise.


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                        H.   This corporation shall have the power to keep the
                             books either within or without the State of Florida at such place of Florida at such place or places as may from time to time be designated by the Board of Directors.

                        I. The Directors shall receive compensation for their services as such directors in accordance with provisions set forth in the By-Laws.

                        J. No officer of this corporation shall be prevented from receiving a salary to be fixed by the Board of Directors by reason of the fact that such officer is also a director of this corporation, nor shall any director be precluded from voting upon the salary he is to receive as an officer of this corporation.

                        K. No contract or other transaction between this corporation and any other corporation, whether or not a majority of the capital stock of such other corporation is owned by this corporation, and no other act of this corporation shall in any way be affected or invalidated by the fact that any of the Directors of this corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation; any Director, individually, or any corporation, partnership, proprietorship or business of which any such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of this corporation; provided, however, that the fact that any such director is interested in such corporation, partnership proprietorship or business shall be disclosed or shall have been known to the Board of Directors of this corporation, or to be majority thereof; and any director or officer of any such corporation, or who is so interested in any such partnership, proprietorship or business may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation which shall authorize, confirm, ratify, or approve such contract or transaction with like force and effect as if he were not such director or officer of such other corporation or not so interested in said partnership, proprietorship or business.

                        L. This corporation, at the time of its organization, or any time or times thereafter, may purchase or acquire shares, stocks, bonds, debentures, real,


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                             personal, or mixed, from any person or persons,
                             corporation or corporations, or other business, commercial or industrial entity, who may be promoters, officers, or directors of this corporation, and each shareholder of this corporation shall be deemed by reason of his having become such, to have waived any and all objections to such acquisition of shares, stocks, bonds, debentures, and other securities, obligations, or property, real, personal or mixed, and to have agreed that no promoter, officer or director shall be liable to account to this corporation for any profit or benefit derived by him by reason of such transaction.

         IN WITNESS WHEREOF, the undersigned Subscriber to these Articles of Incorporation has hereunto set his hand and seal on this the 21st day of June, 1993.

Signed, sealed and delivered
in the presence of:


    /s/ Karen H. Gates                             /s/ Philip Tatich
- ------------------------------                   ----------------------------
 Name: Karen H. Gates                                 Philip Tatich


    /s/ Mary Ann Duxbury
- ------------------------------
 Name: Mary Ann Duxbury


 STATE OF FLORIDA
 COUNTY OF ORANGE

         The foregoing Articles of Incorporation were acknowledged before me this 21st day of June, 1993, by Philip Tatich, as Incorporator and Subscriber thereof, who is personally known to me and who did not take an oath.



                                      /s/ Karen Ann Duxbury
                                      ----------------------------
                                      Notary Public
                                      Name: Mary Ann Duxbury
                                      My Commission Expires:
                                      [Notary seal - State of Florida
                                      Commission No. CC285041 -
                                      Commission Expires June 17, 1997)



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                  ACCEPTANCE OF DESIGNATION AS REGISTERED AGENT


         The undersigned, having been designated as a Registered Agent in the Articles of Incorporation of VITECH AMERICA, INC., a proposed Florida corporation, does hereby accept such designation and agrees to comply with the requirements incident thereto.



                                      /s/ Philip Tatich
                                      ----------------------------
                                      PHILIP TATICH
                                      The Maitland Green Building
                                      601 South Lake Destiny Road
                                      Suite 200
                                      Maitland, Florida     32751









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